UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 15, 2007
HEI, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota	55386

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(952) 443-2500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Form of Credit and Security Agreement
Form of Credit and Security Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
On May 15, 2007, HEI. Inc. (the “Company”), entered into a three year $8.0 million revolving credit facility pursuant to a Credit and Security Agreement with Wells Fargo Business Credit (“Wells”), and a three year $340,000 term loan. Borrowings under these facilities were used to repay the $5 million loan to the Company by Thomas F. Leahy, the Company’s chairman of the board, to repay certain obligations of the Company and for general operating purposes. Mr. Leahy guaranteed the financing package in an amount not to exceed $4 million and provided collateral to secure the guarantee in the amount of $4 million. In return, he will be paid a guarantee fee by the Company for the next six months in consideration for the guarantee and collateral pledge in the amount of $8,000 per month. The revolving credit facilities are secured by accounts receivable and inventories and a third mortgage position on the Company’s Victoria Minnesota production facility. The term loan is secured by a first priority security interest in all non-leased assets at the Company’s Tempe Arizona production facility.
On May 16, 2007, the Company issued a press release announcing the completion of the financing transactions discussed in this Item 1.01 and Item 2.03 below. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The discussion herein regarding these credit facilities and term loan is qualified in its entirety by reference to the Credit and Security Agreement by and between HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division attached hereto as Exhibit 10.1, and by reference to the Credit and Security Agreement for the Export-Import Bank Guaranteed Credit Facility by and among HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division as Exhibit 10.2. Additional information regarding these credit facilities is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation
As described in Item 1.01 above, on May 15, 2007, the Company entered into a three year $8 million revolving credit facility pursuant to a Credit and Security Agreement with Wells Fargo Business Credit (“Wells”), and a three year $340,000 term loan. The revolving line of credit advance rates are based on outstanding balances of both domestic and foreign accounts receivable and certain inventory balances. The interest rate on the revolving line of credit advances is 2% of over prime and the term loan interest rate is 2.25% over prime, except upon an event of default. The current prime rate is 8.25%. The term loan has a 60 month amortization period with monthly payments beginning June 1, 2007 with the balance due and payable in full on May 15, 2010.
These credit facilities contain customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, a maximum/minimum cumulative net loss/net income position through February 2008 and a minimum debt service coverage ratio beginning with the Company’s fiscal year 2008. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Wells under those facilities. These credit facilities also contain customary events of default such as nonpayment, bankruptcy, and change in the Company’s chairman of the board, which if they occur may constitute an event of default. The credit facilities require a minimum interest charge of $150,000 per year and there is an unused line fee of 0.25% under the revolving credit facility.
The discussion herein regarding these credit facilities and term loan is qualified in its entirety by reference to the Credit and Security Agreement by and between HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division attached hereto as Exhibit 10.1, and by reference to the Credit and Security Agreement for the Export-Import Bank Guaranteed Credit Facility by and among HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division as Exhibit 10.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
The following Exhibits shall be deemed furnished and not filed as a part of this Report:

Exhibit No.	Description of Exhibit

10.1	Form of Credit and Security Agreement by and between HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated May 15, 2007.

10.2	Form of Credit and Security Agreement for the Export-Import Bank Guaranteed Credit Facility by and among HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated May 15, 2007.

99.1	Press Release issued by HEI, Inc. dated May 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: May 21, 2007	By:	/s/ Mark B. Thomas
Mark B. Thomas
Its: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

10.1	Form of Credit and Security Agreement by and between HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated May 15, 2007.

10.2	Form of Credit and Security Agreement for the Export-Import Bank Guaranteed Credit Facility by and among HEI, Inc. and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division dated May 15, 2007.

99.1	Press Release issued by HEI, Inc. dated May 16, 2007.